EXHIBIT 4.1

                    CERTIFICATE OF AMENDMENT
                               TO
                THE CERTIFICATE OF INCORPORATION
                               OF
                         SELFCARE, INC.

                (Pursuant to Section 242 of the
               Delaware General Corporation Law)

     Selfcare, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following amendment to the Corporation's Certificate of Incorporation (the "Amendment") has been duly adopted in accordance with Section 242 of the Delaware
General Corporation Law.

     The Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on August 26, 1997 and incorporated into the Corporation's Certificate of Incorporation (the "Certificate") is hereby amended as follows:

     1.   In Article I of the Certificate, the words "One
          Thousand U.S. Dollars ($1,000)" shall be deleted and replaced with the words "One Thousand Two Hundred
          Sixty-Nine U.S. Dollars and Twenty-Nine Cents
          ($1,269.29)."

     2. Paragraph D of Article III of the Certificate shall be deleted in its entirety and replaced with the following:

          "`Conversion Price' means (i) on any date occurring from and after May 20, 1999 through and including July 20, 1999, the Fixed Conversion Price; and (ii) on any date occurring after July 20, 1999, the lower of (A) the Variable Conversion Price and (B) the Fixed Conversion Price; provided, however, that in the event that at any time following May 20, 1999 the Closing Bid Price for a share of Common Stock exceeds $3.25 (subject to equitable adjustment for the events specified in Article XI, A and B) for a period of ten
          (10) consecutive trading days and the Corporation delivers to each Holder, in accordance with the provisions of this Certificate relating to the delivery of notice, written notice of the occurrence of such event within five (5) Business Days after the tenth such trading day, "Conversion Price" shall mean, from and after the effective date specified in such notice, which date shall be at least thirty (30) days after delivery of such notice to each Holder, the Fixed Conversion Price, it being understood that after the date of such delivery and prior to such effective date, each Holder shall have the right to convert shares of Series B Preferred Stock at any time and from time to time at the lower of (A) the Variable Conversion Price and (B) the Fixed Conversion Price."

     3. Article III of the Certificate shall be amended as follows:

          Paragraph E thereof shall be deleted in its entirety and replaced with the following:

          "E. `Fixed Conversion Price' means $2.00, and shall be subject to adjustment as provided herein."

          Paragraph H thereof shall be deleted in its entirety and replaced with the following:

          "H.  `N' means the number of days from and including
          May 20, 1999."

     4. In Section A of Article IV of the Certificate, the formula described in clause (i) thereof shall be deleted and replaced with the following:

                                FA + P
                                  CP

where          FA represents the Face Amount of such share of
          Series B Preferred Stock,

          P represents the aggregate Premium accrued on such share of Series B Preferred Stock up to and including the Conversion Date, and

          CP represents the Conversion Price (as defined below) in effect on the applicable Conversion Date.

     5.   In the first sentence of paragraph (i) of Section B of
          Article IV of the Certificate, the following words shall be inserted in the parenthetical after the words "subject to a two (2) business day grace period":

          "or, if the Corporation does not have a sufficient number of shares of Common Stock listed on the principal exchange or market on which the Common Stock is then traded in order to effect the conversion of Series B Preferred Stock, a five (5) business day grace period"

     6. Section C of Article IV of the Certificate shall be amended as follows:

          (i)     In the first sentence of Section C, the words
                  "limitations (each of which limitations shall be applied independently)" shall be deleted and replaced with the word "limitation".

          (ii) Paragraph (i) of Section C shall be deleted in its entirety.
          (iii)   The number "(ii)" at the beginning of
                  paragraph (ii) of Section C shall be deleted.

     7. Section E of Article IV of the Certificate shall be amended so that the words "the Fixed Conversion Price then in effect" appearing in subparagraph (iii)(a) shall be deleted and replaced with "$13.9581 (subject to equitable adjustment for the events specified in
          Article XI, A and B)".

     8. Article VII of the Certificate shall be deleted in its entirety and replaced with the following:

               "VII. [Intentionally Omitted]"

     9. In subparagraph (iv) of Section B, Article VIII of the Certificate, the parenthetical shall be amended so that
          (i) the words "Articles V or VII" shall be deleted and replaced with the words "Article V" and (ii) the words "such Articles" shall be deleted and replaced with the words "such Article".

     10. Section B of Article VIII of the Certificate shall be amended as follows:

          (i) In the first sentence of paragraph VIII.B.(i), the words "for any five (5) consecutive trading days is less than $9.00" shall be deleted and replaced with the words "for any ten (10) consecutive trading days occurring after July 20, 1999 is less than $2.00".

          (ii) In the first sentence of paragraph VIII.B.(i), the words "following the expiration of such five (5) day period" shall be deleted and replaced with the words "following the expiration of such ten (10) day period".

          (iii) In the last sentence of paragraph VIII.B.(i), the words "115% of the Face Amount thereof" shall be deleted and replaced with the words "the Face
                Amount thereof".

     11. In Section C of Article XIV of the Certificate, all references to "Cap Amount" shall be deleted.

     12.  The following paragraph shall be added at the end of
          Article XIV:

          "Notices. Any notice, demand or request required or permitted to be delivered by the Corporation to any Holder or by any Holder to the Corporation pursuant to the terms of this Certificate of Designation shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) upon actual receipt after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Corporation:

          Selfcare, Inc.
          200 Prospect Street
          Waltham, MA  02154
          Attn:  Chief Executive Officer
          Fax:  (617) 647-3939

          with a copy to:

          Goodwin, Procter & Hoar  LLP
          Exchange Place
          Boston, MA  02109
          Attn:  Stephen W. Carr, P.C. and Martin Carmichael,
                 III, P.C.

and if to any Holder, to such address for such Holder as appears in the Securities Purchase Agreement, dated as of August 26, 1997 by and among the Corporation and each of the purchasers named therein, or as may be designated by such Holder in writing to the Corporation."

     Except as specifically amended hereby, the Certificate of Incorporation (including without limitation the Certificate of Designation) shall remain in full force and effect in accordance with its terms. No amendment effected hereby shall apply to any event or circumstance occurring prior to the date on which this Amendment is filed with the Secretary of State of the State of Delaware and has become effective in accordance with the laws of the State of Delaware.


          [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation this 20th day of May, 1999.

                              SELFCARE, INC.


                              By:  /s/ Ron Zwanziger
                                ---------------------
                                Name: Ron Zwanziger
                                Title: Chairman and Chief
                                Executive Officer